UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2015

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 600, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K, filed on February 3, 2015 (the “Original 8-K”), by Equity Commonwealth (the “Company”), to include the performance criteria applicable to the restricted share units granted pursuant to the Company’s long-term incentive program (the “LTIP RSUs”) as described in the Original 8-K.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2014 Long-Term Incentive Program Equity Awards

As previously disclosed, on January 28, 2015, the Compensation Committee (the “Committee”) of the Board of Trustees of the Company awarded LTIP RSUs to the Company’s named executive officers for fiscal year 2014 performance pursuant to the Company’s long-term incentive program (the “LTIP”). The number of LTIP RSUs which vest (the “Earned RSUs”) will be determined based on the achievement of certain performance criteria over a three-year performance period (the “Performance Period”) beginning on the date of grant (the “Performance Criteria”). The Performance Criteria are as follows:

Performance Criteria: The LTIP RSUs shall be earned based on the Company’s total shareholder return (“TSR”) for the Performance Period relative to the TSR for the NAREIT Office Index for the Performance Period, as set forth in the table below.  Depending on the Company’s TSR relative to the TSR of the NAREIT Office Index for the Performance Period, the recipient may earn between 0% and 100% of the LTIP RSUs.

Performance Criteria: Company Performance vs. NAREIT Office Index Performance	% of LTIP RSUs Earned
90th Percentile and Above	100.00%
80th Percentile	85.00%
70th Percentile	70.00%
60th Percentile	55.00%
50th Percentile	40.12%
40th Percentile	27.50%
30th Percentile	15.00%
25th Percentile	10.18%
Below 25th Percentile	0.00%

Absolute Modifier: If the Company’s total TSR for the Performance Period is negative, any LTIP RSUs deemed earned based on the table above shall be reduced by 25%.

Interpolation: To the extent performance falls between two levels in the table above, linear interpolation shall apply in determining the percentage of the LTIP RSUs that are earned.

TSR Calculation: TSR performance shall be calculated as the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value per share during the Performance Period due to the appreciation in the price per share and dividends paid during the Performance Period, assuming dividends are reinvested.  “D” is the amount of dividends paid to a shareholder of record of the Company with respect to one share during the Performance Period.  The absolute TSR percentage is calculated pursuant to the formula set forth below.

Cumulative TSR = ((1*(1+TSR Year 1)*(1+TSR Year 2)*(1+TSR Year 3))-1)

=(1*(1+Cumulative TSR))^(1/3)-1

TSR for a given year shall be calculated as follows:

((Ending Share Price+D)/Beginning Share Price)-1

The performance for the companies comprising the NAREIT Office Index shall be calculated in the same manner as described above and the difference between the absolute TSR of the Company and the average absolute TSR for the companies within the NAREIT Office Index, expressed in terms of relative percentile ranking, shall be applied to the matrix set forth above.  Only companies that are public throughout the entire Performance Period shall be included for purposes of calculating the relative TSR comparison (i.e., companies that may become acquired, have an initial public offering, etc. during the Performance Period shall be excluded from the calculation altogether). For purposes of the calculation above, the Ending Share Price shall be based on a 40 day trailing average closing stock price as of December 31st for the final calendar year in the Performance Period.

Item 8.01.                                        Other Events.

Compensation of Chairman of the Board

As previously disclosed, on January 28, 2015, the Committee awarded LTIP RSUs to Mr. Sam Zell, the Chairman of the Board, for annual compensation for the 2014 fiscal year. The LTIP RSUs awarded to Mr. Zell are subject to the same Performance Criteria described above with respect to the LTIP RSUs awarded to the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH

	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: February 12, 2015